United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 27, 2006

Warrior Energy Services Corporation.

(Exact name of registrant as specified in its charter)

Delaware	0-18754	11-2904094

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Rosecrest Lane, Columbus, Mississippi 39701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (662) 329-1047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1. Registrant’s Business and Operations.

Item 1.01.Entry Into a Material Definitive Agreement.

     On March 27, 2006, Warrior Energy Services Corporation (the “Company”) entered into an amendment to its employment agreement dated September 1, 2004 with Mr. Ron E. Whitter, the Company’s Chief Financial Officer. Mr. Whitter’s compensation under the agreement as amended is $235,000 per year commencing January 1, 2006 and it expires on December 31, 2008. The amendment provides that subject to the closing of the Company’s proposed public offering, the Company will pay to Mr. Whitter a success bonus of $150,000. Upon payment of the success bonus prior to September 30, 2006, the Change of Control provision in Mr. Whitter’s September 2004 agreement whereby the Company agreed to pay Mr. Whitter $125,000 upon a Change of Control as defined in the 2004 agreement is deleted from the agreement. Under the amendment, in the event the success bonus payment is not made on or prior to September 30, 2006, the Company’s agreement to make the success bonus payment is eliminated from the agreement and the Change of Control provisions of the agreement are modified to provide for a payment of $150,000 to Mr. Whitter upon a Change of Control. Under the terms of the Agreement as amended, no more than one Change of Control payment is to be made to Mr. Whitter after September 30, 2006. In the event the bonus payment is not made on or prior to September 30, 2006, then the definition of Change of Control under his 2004 agreement is not amended until after September 30, 2006. After September 30, 2006, a Change of Control is defined to be any of the following occurring after January 1, 2005: any person or group of persons acquiring 20% or more of the Company’s outstanding shares of voting capital stock, the sale of more than 25% of its assets in a single or series of related transactions, a merger of the Company with any other person or firm, during any period of 12 consecutive calendar months, the individuals who were Directors at the beginning of such period (including Directors whose election or nomination for election was approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period or whose election was so approved) cease for any reason other than death or disability to constitute a majority of the Directors then in office, or if Mr. Jenkins ceases to be the Company’s Chief Executive Officer, President or a Director.

Section 9. Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

	10.1	Amendment entered into March 27, 2006 to to Employment Agreement dated September 1, 2004 between the Registrant and Ron Whitter (filed as exhibit 10.25.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Energy Services Corporation

Dated: March 31, 2006	By:	/s/ William L. Jenkins
William L. Jenkins, President